UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2011
NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough Drive, Suite 100 Houston, Texas (Address of principal executive offices)	77067 (Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01.	Entry into a Material Definitive Agreement.
     Noble Energy, Inc., a Delaware corporation (the “ Company”), and CNX Gas Company LLC (the “ CNX”), a Virginia limited liability company and subsidiary of CONSOL Energy Inc., a Delaware company (“ CONSOL”), have entered into an Asset Acquisition Agreement, dated August 17, 2011 (the “ Acquisition Agreement”). Pursuant to the terms of the Acquisition Agreement, at closing, CNX will transfer to the Company (a) 50% (the “ Conveyed Interests”) of CNX’s undivided interest in certain Marcellus Shale oil and gas assets and properties in West Virginia and Pennsylvania covering approximately 663,350 net acres (the “ Marcellus Assets”) in exchange for approximately $1.07 billion in cash, payable in three equal installments (with the first installment due at closing of the Acquisition Agreement and the following two installments paid at the first and second anniversary of closing, respectively) and (b) 50% of CNX’s undivided interest in certain of its existing Marcellus Shale oil and gas wells in exchange for $160 million cash, payable at closing, in each case, subject to certain customary adjustments.
     At the closing, the Acquisition Agreement provides that the Company and CNX will also enter into a Joint Development Agreement (the
“ JDA”) pursuant to which the Company and CNX will agree to jointly develop the Conveyed Interests with CNX’s remaining 50% undivided interest in the Marcellus Assets and any other Marcellus oil and gas interests that are jointly acquired by the Company and CNX after the closing (collectively referred to herein as the “ Subject Assets”), with the Company being the designated operator of the wet gas areas and CNX being the designated operator of the dry gas areas. During an initial transition period, CNX will operate all of the Subject Assets until the Company is able to take over operations in the wet gas areas. Under the terms of the JDA, the Company will agree to pay one-third of CNX’s working interest share of certain drilling and completion costs with respect to the Subject Assets, up to approximately $2.13 billion (the
“ Carried Costs”). The Carried Costs will be paid by the Company as wells are drilled on the Subject Assets. The Company’s obligation to pay the Carried Costs will be limited to $400 million in each calendar year and will be suspended if average natural gas prices fall and remain below $4.00/MMBtu in any three consecutive month period and will remain suspended until average natural gas prices are above $4.00/MMBtu for three consecutive months. Except for the Subject Assets that are already subject to joint operating agreements with third parties, the operation of the Subject Assets will be governed by an agreed upon form of joint operating agreement. During the term of the JDA, a Joint Development Committee (the “ Committee”) will generally oversee operations in the AMI (as defined below) and approve certain matters specified in the JDA. The Committee will initially consist of an equal number of members from the Company and CNX, with all decisions, approvals and other actions of the JDA to be decided by the affirmative vote of at least two-thirds of the committee members. The JDA also contains transfer restrictions on each of the Company’s and CNX’s ability to transfer their respective interests in the Subject Assets. The JDA also contains an area of mutual interest provision covering each of the counties in Pennsylvania and West Virginia in which the Subject Assets are located (the “ AMI”). The JDA will terminate on the earlier to occur of the mutual agreement of the parties or 60 days following the day on which the Company satisfies its obligations to pay the Carried Costs.
     The cash payments due under the Acquisition Agreement, as well as the Company’s Carried Costs obligation, are subject to certain adjustments, including certain closing adjustments for certain material environmental conditions relating to the Conveyed Interests and certain post-closing adjustments for certain material defects in CNX’s title to the Marcellus Assets.

     The Company and CNX have also agreed to form a gathering company to provide gathering lines and facilities to receive and deliver production from the existing Marcellus Shale wells and future wells on the Subject Assets. The Company and CNX will each own 50% of the new gathering company. Upon formation of the new gathering company, the Company will contribute approximately $59 million in cash to the new gathering company and CNX will contribute its existing gathering assets to the new gathering company valued at approximately $118 million, and the new gathering company will make a special cash distribution of approximately $59 million to CNX (the “Gathering Transaction”). The Company and CNX have agreed in principle to the primary terms for the Gathering Transaction and expect to finalize the definitive agreements for the Gathering Transaction prior to closing.
     Closing of the Acquisition Agreement is subject to certain customary closing conditions including, among others, a condition to both parties’ obligation to close that title defects, environmental defects and adjustments made for preferential purchase rights and consents to assign do not exceed a certain amount, and a condition to CNX’s obligation to close that it receive the consent of the holders of a majority in principal amount of each of CONSOL’s outstanding 8.00% Senior Notes due 2017, 8.25% Senior Notes due 2020 and 6.375% Senior Notes due 2021 to an amendment of the indentures for each of those notes, clarifying that the transactions contemplated by the Acquisition Agreement are permitted under those indentures.
     The Acquisition Agreement contains customary representations and warranties, covenants and indemnification obligations. If either CNX or the Company terminates the Acquisition Agreement because of a willful breach by the other party or the other party’s election not to close despite all of the closing conditions having been met, the party terminating the Acquisition Agreement will receive liquidated damages of $100 million from the other party.
     The Acquisition Agreement is expected to close on September 30, 2011, or if the conditions to closing identified in the Acquisition Agreement have not yet been satisfied as of such date, as soon thereafter as such conditions have been satisfied or waived.
     The description set forth above of the Acquisition Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or any of its subsidiaries or affiliates or their assets. There can be no assurance that the transactions contemplated by the Acquisition Agreement will be consummated.
     This Form 8-K includes projections and other “forward-looking statements” within the meaning of the federal securities laws. Such projections and statements reflect the Company’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected, and actual results may differ materially from those projected. Risks, uncertainties and assumptions that could cause actual results to differ materially from those projected include, without limitation, the timing to close the transaction, the failure to satisfy closing conditions to the transaction, the Company’s ability to achieve the benefits contemplated by the transaction, the diversion of management time on transaction-related issues, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, drilling and operating risks, exploration and development risks, government regulation or other action, the ability of management to execute its plans to meet its goals, competition, the ability to replace reserves, environmental risks and other risks inherent in the Company’s business that are detailed in its Securities and Exchange Commission filings. Words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” and similar expressions may be used to identify forward-looking statements. The Company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: August 23, 2011	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Senior Vice President, General Counsel & Secretary